Exhibit 23


                         Consent of Independent Auditors


To the Board of Directors
   United Trading.Com

         I hereby consent to the incorporation by reference in this Form S-8 Registration Statement of my report dated March 28, 2002 relating to the consolidated financial statements of United Trading.Com for the year ended December 31, 2001 appearing in United Trading.Com's Form 10-KSB, and to my inclusion as a named expert.


September 20, 2002


/s/William E. Costello
William E. Costello, CPA
Encino, California